Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 13, 2019 by and among (i) ChaSerg Technology Acquisition Corp., a Delaware corporation (“Parent”), (ii) Grid Dynamics International, Inc., a California corporation (the “Company”), (iii) GDD International Holding Company, a Delaware corporation (“GDD”), (iv) GDB International Investment Limited, a company incorporated in the British Virgin Islands (“GDB”) and (v) Automated Systems Holdings Limited, a company incorporated in Bermuda with limited liability and a beneficial owner of capital stock of the Company (“ASL” or the “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, GDD, is a wholly owned subsidiary of GDB, which is a wholly owned subsidiary of ASL (each of GDD and GDB shall be referred to herein as an “Affiliate Holder” and, together, the “Affiliate Holders”), and is the owner of the type and number of shares of capital stock of the Company set forth on Schedule I hereto;

WHEREAS, Parent, the Company, CS Merger Sub 1 Inc., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub 1”) and CS Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”) propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Company, with the Company continuing as the surviving entity (the “Initial Merger”), and (ii) the Company will then merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Second Step Merger” and, together with the Initial Merger, the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the CGCL, the DGCL and the DLLCA;

WHEREAS, the Board of Directors of the Company has (a) approved the Merger Agreement, the Ancillary Documents, the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) and (c) recommended the approval and the adoption by each of the Company Shareholders of the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions;

WHEREAS, the Board of Directors of ASL has (a) subject to compliance with the Rules Governing the Listing of Securities (the “Listing Rules”) on The Stock Exchange of Hong Kong Limited (“HKSE”) approved the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions, (b) other than the independent non-executive directors who will give their views after taking into account the advice of the independent financial adviser to ASL, determined that the Transactions are fair to and in the best interests of ASL and its shareholders (the “ASL Shareholders”) and (c) recommended the approval by the ASL Shareholders of the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions;

WHEREAS, the Board of Directors of each Affiliate Holder has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions, (b) determined that the Transactions are fair to and in the best interests of such Affiliate Holder and its shareholder(s) (the “Affiliate Holder Shareholders”) and (c) recommended the approval by such Affiliate Holder’s shareholder(s) of the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions;

WHEREAS, the Mergers and the other Transactions constitute a spin-off as defined under Practice Note 15 of the Listing Rules and a “very substantial disposal” as defined under the Listing Rules, and ASL will convene an special general meeting in accordance with Section 1.02, at which meeting resolutions for the approval of the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions by ASL will be voted on (the “SGM”);

WHEREAS, pursuant to the Teamsun Voting Agreement to be entered into by and between Parent, Company and Teamsun HK on or about the date of this Agreement, Teamsun HK has unconditionally and irrevocably agreed to, amongst other things, vote any shares of ASL which Teamsun HK beneficially owns, holds or otherwise has voting power over at the time of the SGM, in favor of the adoption and approval of the Mergers, the Merger Agreement, the Ancillary Documents and the other Transactions (the “Resolutions”), at the SGM of ASL;

WHEREAS, pursuant to the Teamsun Affiliate Voting Agreement to be entered into by Parent, Company and the Teamsun Affiliate on or about the date of this Agreement, the Teamsun Affiliate has unconditionally and irrevocably agreed to, amongst other things, vote any shares of Teamsun which the Teamsun Affiliate beneficially owns, holds or otherwise has voting power over, in favor of the adoption and approval of the Mergers, the Merger Agreement, the Ancillary Documents and the other Transactions, at the general meeting of Beijing Teamsun Technology Co., Ltd. at which such matters are to be considered; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent, the Company, the Affiliate Holders, and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to Parent regarding the manner in which Holder is bound hereunder to vote any shares of capital stock of the Company, which Holder beneficially owns, holds or otherwise has voting power over, including any shares of capital stock held by GDD (the “Shares”) during the period from and including the date hereof through and including the earlier of the First Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the First Effective Time), the date of termination of the Merger Agreement in accordance with its terms, or the date of termination of this Agreement, whichever is earlier (the “Voting Period”) with respect to the Merger Agreement, the Mergers, the Ancillary Documents and the Transactions, subject always to the passing of the Resolutions by the shareholders of ASL at the SGM.

NOW, THEREFORE, in consideration of the promises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.01 Covenant to Vote in Favor of Transactions. Holder agrees, and shall cause each Affiliate Holder, as applicable, to, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Company Shareholders or any class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder or any Affiliate Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees, and shall cause each Affiliate Holder, to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Mergers, the Merger Agreement, the Ancillary Documents, any amendments to the Company Charter Documents, and all of the other Transactions (and any actions required in furtherance thereof), subject to the passing of the Resolutions by the shareholders of ASL at the SGM, (ii) in favor of the other matters set forth in the Merger Agreement, subject to the passing of the Resolutions by the shareholders of ASL at the SGM, and (iii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals for the acquisition of the Company; or (B) any other action or proposal involving the Company or any Subsidiary that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) subject to the passing of the Resolutions by ASL Shareholders at the SGM, to deliver to the Company and the Parent an action by written consent of the Company Shareholders, validly executed by GDD, approving the Transactions within 2 business days following the passing of the Resolutions by ASL Shareholders at the SGM;

(c) to execute and deliver all related documentation reasonably requested by the Company and take such other action reasonably requested by the Company in support of the Mergers, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or Parent in order to carry out the terms and provision of this Section 1.01, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal and any other customary documents that the Exchange Agent may reasonably require in connection therewith (including, as applicable, a Lock-Up Agreement), (ii) delivery of GDD’s Share Certificate (or a Lost Stock Affidavit in lieu of the Share Certificate), duly endorsed for transfer, to the Company and any similar or related documents, (iii) any actions by written consent of the Company Shareholders presented to Holder or any Affiliate Holders as they may reasonably be required to sign with respect to the matters in Section 1.01(a) or 1.01(g), and (iv) any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents as they may reasonably be required to sign;

(d) not to deposit, and to cause any Affiliate Holder not to deposit, except as provided in this Agreement, any Shares owned by Holder or any Affiliate Holder in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and Parent in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(e) except as (i) contemplated by the Merger Agreement or the Ancillary Documents or (ii) required under the Listing Rules to advise ASL Shareholders on the Mergers in the Circular (as defined below), not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that shareholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions, to solicit “proxies” or consents in favor of the Transactions, and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1.01 of this Agreement);

(f) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Mergers, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the CGCL or the DGCL; and

(g) without limiting Section 1.01(a) and 1.01(b) above: to, should a conversion of all Company Preferred Stock into Company Common Stock not be triggered automatically as a result of the Mergers, irrevocably elect that all shares of Company Preferred Stock held by Holder or any Affiliate Holder shall be automatically converted into Company Common Stock in accordance with the Company Charter Documents.

Section 1.02 Covenant to procure the HKSE Approval and hold SGM. Holder agrees to use its reasonable best efforts to implement the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions pursuant to its terms and, for this purpose, the Holder undertakes to each other party that it will:

(a) ensure that all relevant applications, submissions and filings as required by, and in satisfaction of, the requirements of the Listing Rules are promptly made with HKSE;

(b) ensure that a circular with respect to the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions which satisfies the requirements of the Listing Rules and recommends the shareholders of the Holder to vote in favor of the Resolutions (the “Circular”), is filed with the HKSE within 45 days of the date of this Agreement;

(c) provide Parent and its representatives with drafts of all such applications, submissions and filings at such times as will allow the Parent and its representatives a reasonable opportunity to provide comments and for the Holder to take account of any reasonable comments of the Parent and its representatives on such drafts prior to dispatch or submission to the HKSE;

(d) respond as soon as reasonably practicable to all queries and comments from the HKSE regarding the applications, submissions and filings made to the HKSE with respect to the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions; and

(e) convene the SGM as soon as reasonably practicable, but in no event later than 20 days following the approval of the Circular by the HKSE, and in accordance with the Listing Rules so as to allow shareholders of the Holder to consider and vote on the Resolutions, and to solicit “proxies” or votes in favor of the Transactions.

Section 1.03 Grant of Proxy. Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, and shall cause each Affiliate Holder to grant and appoint, Parent and any designee of Parent (determined in Parent’s sole discretion) as Holder’s and any Affiliate Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s or Affiliate Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder or any Affiliate Holder with respect to the matters specified in Section 1.01. The proxy granted by Holder or any Affiliate Holder pursuant to this Section 1.03 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 1.07(a), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 1.07(a), to vote its Shares, and shall cause any Affiliate Holder to agree to vote its Shares, in accordance with Section 1.01 above.

Section 1.04 Other Covenants.

(a) No Transfers. Save for any grant or exercise of options pursuant to the true-up policy under the Company Stock Incentive Plan or any other share incentive schemes, each Holder and Affiliate Holder agrees that during the Voting Period it shall not without Parent’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares (other than pursuant to the terms of this Agreement); (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, the Merger Agreement or applicable securities Laws, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s or any Affiliate Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, and shall cause each Affiliate Holder to agree with and covenant to, Parent that neither Holder or any Affiliate Holder shall request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement in breach of this clause without the prior written consent of Parent, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify Parent and the Company promptly in writing of the number and type of any additional Shares acquired by Holder or any Affiliate Holder, if any, after the date hereof.

(c) Proxy Statement. During the Voting Period, Holder agrees to provide to Parent, the Company and their respective Representatives any information reasonably requested by the Parent, the Company and their respective Representatives regarding Holder, the Affiliate Holder or the Shares that is reasonably requested by Parent, the Company or their respective Representatives for inclusion in the Proxy Statement to be filed with the SEC by the Parent under the U.S. Securities Act of 1933 (the “Securities Act”).

(d) Publicity. Holder shall not, and shall cause the Affiliate Holder not to, issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent, save for public announcements required by applicable laws or the rules and regulations of the relevant securities exchanges. Holder, on behalf of itself and any Affiliate Holder, hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq, HKSE, SHSE or the Proxy Statement (including all documents and schedules filed with the SEC, Nasdaq, HKSE or SHSE in connection with the foregoing), Holder’s or any Affiliate Holder’s identity and ownership of the Shares and the nature of Holder’s or any Affiliate Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents provided the Holder is given reasonable opportunity to review and comment on any such announcement or disclosure prior to their publication.

Section 1.05 Representations and Warranties of Holder. Holder hereby represents and warrants, on behalf of itself and any Affiliate Holder, to Parent and the Company as follows:

(a) Binding Agreement. Holder is (i) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Holder’s or any Affiliate Holder’s obligations hereunder and the consummation of the transactions contemplated hereby by Holder and any Affiliate Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder or any Affiliate Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b) Ownership of Shares. As of the date hereof, Holder or the Affiliate Holder, as applicable, has beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) over the type and number of the Shares set forth next to Holder’s name on Schedule I hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, the Merger Agreement or applicable securities Laws, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder or any Affiliate Holder pursuant to arrangements made by Holder. Except for the Shares and other securities of the Company set forth next to Holder’s name on Schedule I hereto, as of the date of this Agreement, neither Holder nor any Affiliate of Holder is a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company, any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) Voting Power. Holder or an Affiliate Holder has full voting power, with respect to such Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect of all such Shares.

(d) Reliance. Holder has had the opportunity to review the Merger Agreement and this Agreement with counsel of Holder’s choosing. Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution, delivery and performance of this Agreement by Holder.

(a) Accredited Investor. As of the date of this Agreement, each of GDB, GDD, and ASL is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) No Conflicts. No filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder (save for the passing of Resolutions by ASL Shareholders at the SGM), or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its or any Holder Affiliate’s obligations hereunder or the consummation by it or them of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder or any Affiliate Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder or any Affiliate Holder is a party or by which Holder or any Affiliate Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s or any Affiliate Holder’s ability to perform its obligations under this Agreement in any material respect.

(c) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Holder, threatened against, Holder or any Affiliate Holder or any of Holder’s or such Affiliate Holder’s properties or assets (including, but not limited to, the Shares) that could reasonably be expected to prevent, materially delay or impair the ability of Holder or any Affiliate Holder to perform its obligations under this Agreement or consummate any of the Transactions.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, neither Holder nor any Affiliate Holder (i) has entered into, or will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s or any Affiliate Holder’s obligations pursuant to this Agreement, (ii) has granted, or will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder or any Affiliate Holder from performing any of its material obligations under this Agreement.

Section 1.06 Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Parent, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Parent, the Company and Holder, and (ii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 1.05(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof; provided, however, to the extent required by the laws of the State of California or the State of Delaware, as applicable (including any law related to any duty or obligation of the Company’s Board of Directors with respect to the Mergers or this Agreement), such laws shall apply with respect to the relevant matters governed by this Agreement. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 1.05(h). Nothing in this Section 1.05(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.05(e).

(f)   Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Capacity as a Company Stockholder. Holder signs this Agreement solely in Holder’s capacity as a beneficial owner of capital stock of the Company, and not in Holder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent to: ChaSerg Technology Acquisition Corp. 533 Airport Blvd., Suite 400 Burlingame, CA 94010 Attn: Lloyd Carney, CEO Email: ##########	with a copy (which will not constitute notice) to: Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Attn: Joshua Dubofsky, Terris Tang Email: ########## ##########

If to the Company, to: Grid Dynamics International, Inc.. 5000 Executive Parkway, Suite 500 Attn: Leonard Livschitz San Ramon, CA 94583 Email: ##########	with a copy (which will not constitute notice) to: Wilson Sonsini Goodrich & Rosati One Market Plaza, Spear Tower, Suite 3300, San Francisco, CA 94105 Attn: Derek Liu Email: ##########
If to ASL, to: Automated Systems Holdings Ltd. Attn: Leon Y.O. Wang 15/F., Topsail Plaza 11 On Sum Street Shatin, Hong Kong

with a copy (which will not constitute notice) to:

Reed Smith, LLP
Attn: Gerard S. DiFiore
599 Lexington Avenue
New York, NY 10022
United States
##########

and

Reed Smith Richards Butler
Attn: Anthony Woo
20th Floor, Alexandra House
18 Chater Road
Hong Kong, China
##########

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company and Parent will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and Parent shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to the enforcement of this Agreement by the Parent, ASL will pay the expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the Parent.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with the Company or Parent. Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with the Company or Parent in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Holder under any other agreement between Holder and Parent or the Company or any certificate or instrument executed by Holder in favor of Parent or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Holder under this Agreement.

(p) Counterparts. This Agreement may also be executed and delivered by electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

Parent:

CHASERG TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:

The Company:

GRID DYNAMICS INTERNATIONAL, INC.

By:
Name:
Title:

ASL or Holder:

Automated Systems Holdings Limited

By:
Name:
Title:

GDD:

GDD International Holding Company

By:
Name:
Title:

GDB:

GDB International Investment Limited

By:
Name:
Title:

Schedule I

Name of Shareholder	Class of Security	Number of Shares
GDD International Holding Company	Common Stock	11,574,564

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